SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Date of Report (earliest event reported): May 13, 2005

NEWTEK BUSINESS SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

New York	001-16123	11-3504638
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, 14th floor, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (516) 390-2260

Newtek Capital, Inc.

(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 801. Other Events.

On May 13, 2005, the Registrant announced that is has received a commitment letter to obtain a credit enhancement for the notes of its newly formed Texas certified capital company, Wilshire Texas Partners I, LLC. The Texas Certified Capital Company Program requires submission of irrevocable funding commitments to the State on May 23, 2005.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: May 15, 2005	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer,
and Secretary